Exhibit 10.21

EXECUTION COPY

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH,

as Buyer,

ALTISOURCE RESIDENTIAL, L.P.,

as Seller,

and

ALTISOURCE RESIDENTIAL CORPORATION,

as Guarantor

AMENDMENT NO. 1

dated as of December 18, 2013

to the

MASTER REPURCHASE AGREEMENT

dated as of September 12, 2013

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 1 to Master Repurchase Agreement, dated as of December 18, 2013 (this “Amendment”), is entered into by and between Deutsche Bank AG, Cayman Islands Branch, as buyer (“Buyer”), Altisource Residential, L.P., as seller (“Seller”) and Altisource Residential Corporation, as guarantor (“Guarantor”). Any capitalized terms not defined herein shall have the meaning assigned to such term in the Master Repurchase Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain the Master Repurchase Agreement, dated as of September 12, 2013 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”);

WHEREAS, Section 25 of the Master Repurchase Agreement provides that no modification or waiver of any provision of the Master Repurchase Agreement and no consent by any party to a departure therefrom shall be effective unless and until such shall be in writing and duly executed by the parties thereto; and

WHEREAS, the parties hereto desire to amend the Master Repurchase Agreement as described below;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment.

(a) Section 2 of the Master Repurchase Agreement is hereby amended by deleting the definition of Collection Account Control Agreement in its entirety and replacing it with the following definition:

““Collection Account Control Agreement” means that certain collection account control agreement, among Buyer, Seller, Trust Subsidiary and Paying Agent, in form and substance reasonably acceptable to Buyer, as it may be amended, supplemented or otherwise modified from time to time.”

(b) Section 2 of the Master Repurchase Agreement is hereby amended by deleting the definition of Effective Date in its entirety and replacing it with the following definition:

““Effective Date” means September 12, 2013.”

(c) Section 2 of the Master Repurchase Agreement is hereby amended by deleting the definition of Electronic Tracking Agreement in its entirety and replacing it with the following definition:

““Electronic Tracking Agreement” means an Electronic Tracking Agreement among Buyer, Seller, Ocwen Loan Servicing, LLC, on behalf of Ocwen Mortgage Servicing, Inc., MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended from time to time.”

(d) Section 2 of the Master Repurchase Agreement is hereby amended by adding the following definition of Paying Agent:

““Paying Agent” means Wells Fargo Bank, N.A., any successor or assign, or such other party specified by Buyer and approved by Seller, which approval shall not be unreasonably withheld.”

(e) Section 2 of the Master Repurchase Agreement is hereby amended by deleting the definition of Payment Date in its entirety and replacing it with the following definition:

““Payment Date” means, with respect to a Purchased Asset, the 20th calendar day of the month or, if such day is not a Business Day, the next succeeding Business Day; provided, that, with respect to such Purchased Asset, the final Payment Date shall be the related Repurchase Date.”

(f) Section 2 of the Master Repurchase Agreement is hereby amended by deleting the definition of Pricing Side Letter in its entirety and replacing it with the following definition:

“Pricing Side Letter” means, the letter agreement dated as of December 18, 2013, among Buyer, Seller, and Guarantor, as the same may be amended from time to time.

(g) Section 2 of the Master Repurchase Agreement is hereby amended by deleting the definition of Program Agreements in its entirety and replacing it with the following definition:

““Program Agreements” means, collectively, this Agreement, the Guaranty, the Custodial Agreement, the Pricing Side Letter, the Electronic Tracking Agreement, each Power of Attorney, the Servicer Notice, the Property Manager Notice, the Collection Account Control Agreement, the Reserve Account Control Agreement and the Property Manager Custodial Account Control Agreement.”

(h) Section 2 of the Master Repurchase Agreement is hereby amended by deleting the definition of Reporting Date in its entirety and replacing it with the following definition:

““Reporting Date” means the 8th Business Day of each month.”

(i) Section 2 of the Master Repurchase Agreement is hereby amended by deleting the definition of Reserve Account in its entirety and replacing it with the following definition:

““Reserve Account” means an account designated by Buyer and maintained by the Paying Agent on behalf of the Buyer into which the Seller shall maintain the Required Reserve Amount in accordance with this Agreement.”

(j) Section 2 of the Master Repurchase Agreement is hereby amended by adding the following definition of Reserve Account Control Agreement:

““Reserve Account Control Agreement” means that certain account control agreement, among Buyer, Seller, Trust Subsidiary and Paying Agent, in form and substance reasonably acceptable to Buyer, as it may be amended, supplemented or otherwise modified from time to time.”

(k) Section 7 of the Master Repurchase Agreement is hereby amended by deleting (1) clause 7.a, (2) the first paragraph of clause 7.b and (3) clause 7.b(1) in their entirety and replacing such clauses with the following clauses:

“a. All Income received on account of the Purchased Assets (including Income derived from REO Properties and Trust Mortgage Loans owned by the Trust Subsidiary) during the term of a Transaction shall be the property of Buyer subject to the terms of this Agreement. Seller shall and shall cause the applicable Servicer and the Property Manager to deposit into the Collection Account, from the Servicer Custodial Account (or, with respect to an interim Servicer, the related account) or the Property Manager Custodial Account, as applicable, on or prior to the 12th Business Day of each month (i) all Income received with respect to the Purchased Assets, Trust Mortgage Loans and REO Properties during the immediately preceding calendar month and (ii) all amounts on deposit in the Reserve Account in excess of the Required Reserve Amounts, if any; provided, however, that notwithstanding the foregoing, the Servicers shall be entitled to retain Ancillary Income to which it is entitled under the applicable Servicing Agreement; provided that any interim Servicer shall also be entitled to retain any other amounts to which it is entitled under the applicable Servicing Agreement.

b. On each Payment Date, Buyer shall, or shall direct the Paying Agent to remit amounts on deposit in the Collection Account as follows:

(1) first, to any Servicer, the Paying Agent, the Bank and the Custodian, in payment of fees and expenses owed to such parties;”

Section 2. Conditions to Effectiveness of this Amendment.

(a) This Amendment shall become effective upon the execution and delivery of this Amendment by all parties hereto (the “Amendment Effective Date”).

(b) Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Master Repurchase Agreement shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. This Amendment shall be effective as of the Amendment Effective Date upon the satisfaction of the conditions precedent set forth in this Section 2 and shall not be effective for any period prior to the Amendment Effective Date. After this Amendment becomes effective, all references in the Master Repurchase Agreement to “this Master Repurchase Agreement,” “hereof,” “herein” or words of similar effect referring to Master Repurchase Agreement shall be deemed to be references to the Master Repurchase Agreement, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Master Repurchase Agreement other than as set forth herein.

Section 3. Representations and Warranties. Seller and Guarantor hereby represent and warrant that the execution and effectiveness of this Amendment shall not materially affect it, in the performance of its obligations under the Program Agreement.

Section 4. Expenses. Seller and Guarantor hereby agree that in addition to any costs otherwise required to be paid pursuant to the Master Repurchase Agreement, Seller and Guarantor shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to Buyer incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.

Section 5. Representations; Ratifications Covenants:

(a) In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents and warrants to Buyer that as of the date hereof, Seller and Guarantor are in full compliance with all of the terms and conditions of the Program Agreement and no Default or Event of Default has occurred and is continuing under the Program Agreement.

(b) The parties hereto ratify all terms of the existing Master Repurchase Agreement other than those amended hereby, and ratify those provisions as amended hereby.

Section 6. Entire Agreement. The Master Repurchase Agreement, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 7. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 8. Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Indenture or any provision hereof or thereof.

Section 9. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10. Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, as Buyer

By:	/s/ Ryan M. Stark
Name:	Ryan M. Stark
Title:	Director

By:	/s/ Randal Johnson
Name:	Randal Johnson
Title:	Director

ALTISOURCE RESIDENTIAL, L.P., as Seller

By: Altisource Residential GP, LLC, its general partner

By: Altisource Residential Corporation, the sole member of the general partner

By:	/s/ Kenneth D. Najour
Name:	Kenneth D. Najour
Title:	Chief Financial Officer

ALTISOURCE RESIDENTIAL CORPORATION, as Guarantor

By:	/s/ Kenneth D. Najour
Name:	Kenneth D. Najour
Title:	Chief Financial Officer

Amendment No. 1 to Master Repurchase Agreement